UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 29, 2026

ARES STRATEGIC INCOME FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	814-01512	88-6432468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2026 (the “Closing Date”), Ares Strategic Income Fund (the “Fund”) as parent and servicer, ASIF Funding II, LLC, a wholly owned subsidiary of the Fund, as borrower ( “ASIF Funding II”) and The Bank of Nova Scotia, as administrative agent and revolving lender, entered into Amendment No. 6 to Credit Agreement (the “SB Funding Facility Amendment”) to the Credit Agreement, dated as of March 1, 2024 (as amended, the “SB Funding Facility”), by and among ASIF Funding II, the Fund, as parent and servicer, the lenders from time to time parties thereto, The Bank of Nova Scotia, as administrative agent, the collateral agent and collateral administrator party thereto, and the custodian and document custodian party thereto.

The SB Funding Facility Amendment, among other things, (a) increased the total commitments under the SB Funding Facility by $750 million from $750 million to $1.5 billion, of which $375 million will become available after the nine month period following the Closing Date; (b) extended the reinvestment period from October 8, 2027 to July 29, 2028; (c) extended the stated maturity date from April 8, 2034 to January 29, 2035; (d) adjusted the interest rate charged on the SB Funding Facility from SOFR plus an applicable margin of (i) 1.90% during the reinvestment period and (ii) 2.20% following the reinvestment period to SOFR plus an applicable margin of (i) 1.80% during the reinvestment period and (ii) 2.00% following the reinvestment period and (e) adjusted the commitment fee to provide that no such fee will be charged for the first three months after the Closing Date with respect to the amount of the increase in total commitments under the SB Funding Facility on the Closing Date. Otherwise, from the Closing Date, the SB Funding Facility Amendment provides that the commitment fee is adjusted from (x) 0.50% or 1.00% per annum to (y) 0.50%, 0.75% or 1.00% per annum, in each case depending on the aggregate amount of unused commitments under the SB Funding Facility. The other terms of the SB Funding Facility remained materially unchanged.

Borrowings under the SB Funding Facility are subject to the SB Funding Facility’s various covenants and leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the SB Funding Facility Amendment and is qualified in its entirety by reference to the copy of the SB Funding Facility Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits:

Exhibit Number	Description
10.1	Amendment No. 6 to Credit Agreement, dated as of January 29, 2026, among ASIF Funding II, LLC, as borrower, Ares Strategic Income Fund, as parent and servicer and The Bank of Nova Scotia, as administrative agent and revolving lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND

Date: February 4, 2026

	By:	/s/ Scott C. Lem
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer